File 333187129

Rule 424 b3


AMERICAN
DEPOSITARY SHARES
One 1 American Depositary
Share represents
One 10 Share
THE BANK OF NEW
YORK MELLON
AMERICAN
DEPOSITARY RECEIPT
FOR ORDINARY SHARES
OF
BANKIA, S.A.
INCORPORATED UNDER
THE LAWS OF SPAIN
       The Bank of New
York Mellon, as depositary
hereinafter called the
Depositary, hereby certifies
i that there have been
deposited with the Depositary
or its agent, nominee,
custodian, clearing agency or
correspondent, the securities
described above Shares or
evidence of the right to
receive such Shares, ii that at
the date hereof each
American Depositary Share
evidenced by this Receipt
represents the amount of
Shares shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called,
and except as otherwise
herein expressly provided, is
entitled upon surrender at the
Corporate Trust Office of the
Depositary, New York, New
York of this Receipt duly
endorsed for transfer and
upon payment of the charges
as provided on the reverse of
this Receipt and in
compliance with applicable
laws or governmental
regulations, at Owners option
1 to delivery at the office of
the agent, nominee,
custodian, clearing agency or
correspondent of the
Depositary, to a person
specified by Owner, of the
amount of Deposited
Securities represented hereby
or evidence of the right to
receive the same or 2 to have
such Deposited Securities
forwarded at his cost and risk
to him at the Corporate Trust
Office of the Depositary.
The words Deposited
Securities wherever used in
this Receipt shall mean the
Shares deposited under the
agreement created by the
Receipts as hereinafter
defined including such
evidence of the right to
receive the same, and any
and all other securities, cash
and other property held by
the Depositary in place
thereof or in addition thereto
as provided herein.  The
word Owner wherever used
in this Receipt shall mean the
name in which this Receipt is
registered upon the books of
the Depositary from time to
time.  The Depositarys
Corporate Trust Office is
located at a different address
than its principal executive
office. Its Corporate Trust
Office is located at 101
Barclay Street, New York,
New York 10286, and its
principal executive office is
located at One Wall Street,
New York, New York 10286.
1.	RECEIPTS.
	This American
Depositary Receipt this
Receipt is one of a
continuing issue of American
Depositary Receipts
collectively, the Receipts, all
evidencing rights of like
tenor with respect to the
Deposited Securities, and all
issued or to be issued upon
the terms and subject to the
conditions herein provided,
which shall govern the
continuing arrangement by
the Depositary with respect to
initial deposits as well as the
rights of holders and Owners
of Receipts subsequent to
such deposits.
	The issuer of the
Receipts is deemed to be the
legal entity resulting from the
agreement herein provided
for.
	The issuance of
Receipts against deposits
generally may be suspended,
or the issuance of Receipts
against the deposit of
particular Shares may be
withheld, if such action is
deemed necessary or
advisable by the Depositary
at any time and from time to
time because of any
requirements of any
government or governmental
body or commission or for
any other reason.  The
Depositary assumes no
liability with respect to the
validity or worth of the
Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender
of this Receipt in accordance
with the terms hereof, the
Depositary will maintain an
office in the Borough of
Manhattan, The City of New
York, for the registration of
Receipts and transfers of
Receipts where the Owners
of the Receipts may, during
regular business hours,
inspect the transfer books
maintained by the Depositary
that list the Owners of the
Receipts.  The transfer of this
Receipt is registrable on the
books of the Depositary at its
Corporate Trust Office by the
holder hereof in person or by
duly authorized attorney,
upon surrender of this
Receipt properly endorsed
for transfer or accompanied
by proper instruments of
transfer and funds sufficient
to pay any applicable transfer
taxes, and the fees and
expenses of the Depositary
and upon compliance with
such regulations, if any, as
the Depositary may establish
for such purpose.  This
Receipt may be split into
other such Receipts, or may
be combined with other such
Receipts into one Receipt,
representing the same
aggregate number of
American Depositary Shares
as the Receipt or Receipts
surrendered.  Upon such split
or combination not involving
a transfer, a charge will be
made as provided herein.
The Depositary may close the
transfer books at any time or
from time to time when
deemed expedient by it in
connection with the
performance of its duties
hereunder.
3.	PROOF OF
CITIZENSHIP OR
RESIDENCE.
	The Depositary may
require any holder or Owner
of Receipts, or any person
presenting securities for
deposit against the issuance
of Receipts, from time to
time, to file such proof of
citizenship or residence and
to furnish such other
information, by affidavit or
otherwise, and to execute
such certificates and other
instruments as may be
necessary or proper to
comply with any laws or
regulations relating to the
issuance or transfer of
Receipts, the receipt or
distribution of dividends or
other property, or the
taxation thereof or of receipts
or deposited securities, and
the Depositary may withhold
the issuance or registration of
transfer of any Receipt or
payment of such dividends
or delivery of such property
from any holder, Owner or
other person, as the case may
be, who shall fail to file such
proofs, certificates or other
instruments.
4.	TRANSFERABILI
TY
RECORDOWNERSHIP.
	It is a condition of
this Receipt and every
successive holder and Owner
of this Receipt by accepting
or holding the same consents
and agrees, that title to this
Receipt, when properly
endorsed or accompanied by
proper instruments of
transfer, is transferable by
delivery with the same effect
as in the case of a negotiable
instrument provided,
however, that prior to the due
presentation of this Receipt
for registration of transfer as
above provided, and subject
to the provisions of Article 9
below, the Depositary,
notwithstanding any notice to
the contrary, may treat the
person in whose name this
Receipt is registered on the
books of the Depositary as
the absolute owner hereof for
the purpose of determining
the person entitled to
distribution of dividends and
for any other purpose.
5.	TAX LIABILITY.
	The Depositary shall
not be liable for any taxes or
governmental or other
assessments or charges that
may become payable in
respect of the Deposited
Securities, but a ratable part
of any and all of the same,
whether such tax, assessment
or charge becomes payable
by reason of any present or
future law, statute, charter
provision, bylaw, regulation
or otherwise, shall be payable
by the Owner hereof to the
Depositary at any time on
request.  Upon the failure of
the holder or Owner of this
Receipt to pay any such
amount, the Depositary may
sell for account of such
Owner an amount of the
Deposited Securities equal to
all or any part of the amount
represented by this Receipt,
and may apply the proceeds
in payment of such
obligations, the Owner hereof
remaining liable for any
deficiency.
6.	REPRESENTATIO
NS AND WARRANTIES.
	Every person
presenting Shares for deposit
shall be deemed thereby to
represent and warrant that
such Shares and each
certificate, if any, therefor
are validly issued, fully paid
and nonassessable, that such
Shares were not issued in
violation of any preemptive
or similar rights of the
holders of any securities and
that the person making such
deposit is duly authorized so
to do.  Every such person
shall also be deemed to
represent that the deposit of
such securities and the sale
of American Depositary
Shares representing such
Shares by that person in the
United States are not
restricted under the Securities
Act of 1933, as amended the
Securities Act of 1933.  Such
representations and
warranties shall survive the
deposit of such securities and
issuance of Receipts.
	This Receipt is
issued subject, and all rights
of the holder or Owner
hereof are expressly subject,
to the terms and conditions
set forth on both sides of this
Receipt, all of which form a
part of the agreement
evidenced in this Receipt and
to all of which the holder or
Owner hereof by accepting
this Receipt consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING
RIGHTS.

As of the date of the
establishment of the program
for issuance of Receipts by
the Depositary, the
Depositary believed, based
on limited investigation, that
the issuer of the Deposited
Securities either i furnished
the Securities and Exchange
Commission the Commission
with certain public reports
and documents required by
foreign law or otherwise or ii
published information in
English on its Internet
website at
http//www.bankia.com/en or
another electronic
information delivery system
generally available to the
public in its primary trading
market, in either case in
compliance with Rule
12g32b under the Securities
and Exchange Act of 1934 as
in effect and applicable to
that issuer at that time.
However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is
complying with the current
requirements of Rule 12g32b
or to take any action if that
issuer is not complying with
those requirements.
	The Depositary shall
be under no obligation to
give notice to the holder or
Owner of this Receipt of any
meeting of shareholders or of
any report of or
communication from the
issuer of the Deposited
Securities, or of any other
matter concerning the affairs
of such issuer, except as
herein expressly provided.
The Depositary undertakes to
make available for inspection
by holders and Owners of the
Receipts at its Corporate
Trust Office, any reports and
communication received
from the issuer of the
Deposited Securities that are
both i received by the
Depositary as the holder of
the Deposited Securities and
ii made generally available to
the holders of the Deposited
Securities by the issuer
thereof.  Such reports and
communications will be
available in the language in
which they were received by
the Depositary from the
issuer of the Deposited
Securities, except to the
extent, if any, that the
Depositary in its sole
discretion elects to both i
translate into English any of
such reports or
communications that were
not in English when received
by the Depositary and
ii make such translations, if
any, available for inspection
by holders and Owners of the
Receipts.  The Depositary has
no obligation of any kind to
translate any of such reports
or communications or to
make such translation, if any,
available for such inspection.
	The Depositary may,
in its discretion, exercise, in
any manner, or not exercise,
any and all voting rights that
may exist in respect of the
Deposited Securities.  The
Depositary may, but assumes
no obligation to, notify
Owners of an upcoming
meeting of holders of
Deposited Securities or solicit
instructions from Owners as
to the exercise of any voting
rights with respect to the
Deposited Securities. Upon
the written request of the
Owner of this Receipt and
payment to it of any expense
involved, the Depositary
may, in its sole discretion,
but assumes no obligation to,
exercise any voting rights
with respect to the amount of
the Deposited Securities
represented by the American
Depositary Shares evidenced
by this Receipt in accordance
with that request.
8.	DISTRIBUTIONS.
	Until the surrender
of this Receipt, the
Depositary a shall distribute
or otherwise make available
to the Owner hereof, at a
time and in such manner as it
shall determine, any
distributions of cash, Shares
or other securities or property
other than subscription or
other rights and b may
distribute or otherwise make
available to the Owner
hereof, at a time and in such
manner as it shall determine,
any distributions of
subscription or other rights,
in each case received with
respect to the amount of
Deposited Securities
represented hereby, after
deduction, or upon payment
of the fees and expenses of
the Depositary described in
Article 13 below, and the
withholding of any taxes in
respect thereof provided,
however, that the Depositary
shall not make any
distribution for which it has
not received satisfactory
assurances, which may be an
opinion of United States
counsel, that the distribution
is registered under, or is
exempt from or not subject to
the registration requirements
of, the Securities Act of 1933
or any other applicable law.
If the Depositary is not
obligated, under the
preceding sentence, to
distribute or make available a
distribution under the
preceding sentence, the
Depositary may sell such
Shares, other securities,
subscription or other rights,
securities or other property,
and the Depositary shall
distribute the net proceeds of
a sale of that kind to the
Owners entitled to them, after
deduction or upon payment
of the fees and expenses of
the Depositary described in
Article 13 below and the
withholding of any taxes in
respect thereof.  In lieu of
distributing fractional
American Depositary Shares
for distributed Shares or
other fractional securities, the
Depositary may, in its
discretion, sell the amount of
securities or property equal to
the aggregate of those
fractions.  In the case of
subscription or other rights,
the Depositary may, in its
discretion, issue warrants for
such subscription or other
rights and/or seek instructions
from the Owner of this
Receipt as to the disposition
to be made of such
subscription or other rights.
If the Depositary does not
distribute or make available
to Owners or sell distributed
subscription or other rights,
the Depositary shall allow
those rights to lapse.  Sales of
subscription or other rights,
securities or other property
by the Depositary shall be
made at such time and in
such manner as the
Depositary may deem
advisable.
	If the Depositary
shall find in its opinion that
any cash distribution is not
convertible in its entirety or
with respect to the Owners of
a portion of the Receipts, on
a reasonable basis into U.S.
Dollars available to it in the
City of New York, or if any
required approval or license
of any government or agency
for such conversion is denied
or is not obtainable within a
reasonable period, the
Depositary may in its
discretion make such
conversion and distribution
in U.S. Dollars to the extent
possible, at such time and
rates of conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency
not converted or convertible
either i distribute such
foreign currency to the
holders entitled thereto or ii
hold such currency for the
respective accounts of such
Owners uninvested and
without liability for interest
thereon, in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights
to receive such foreign
currency.
9.	RECORD DATES
ESTABLISHED BY
DEPOSITARY.
	Whenever any cash
dividend or other cash
distribution shall become
payable or any distribution
other than cash shall be
made, or whenever rights
shall be offered, with respect
to Deposited Securities, or
whenever the Depositary
shall receive notice of any
meeting of Owners of
Deposited Securities, or
whenever it is necessary or
desirable to determine the
Owners of Receipts, the
Depositary will fix a record
date for the determination of
the Owners generally or the
Owners of Receipts who
shall be entitled to receive
such dividend, distribution or
rights, or the net proceeds of
the sale thereof, to give
instructions for the exercise
of voting rights at any such
meeting or responsible for
any other purpose for which
the record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any change
in nominal value or any
subdivision, combination or
any other reclassification of
the Deposited Securities, or ii
any recapitalization,
reorganization, sale of assets
substantially as an entirety,
merger or consolidation
affecting the issuer of the
Deposited Securities or to
which it is a party, or iii the
redemption by the issuer of
the Deposited Securities at
any time of any or all of such
Deposited Securities
provided the same are subject
to redemption, then and in
any such case the Depositary
shall have the right to
exchange or surrender such
Deposited Securities and
accept and hold hereunder in
lieu thereof  other shares,
securities, cash or property to
be issued or delivered in lieu
of or in exchange for, or
distributed or paid with
respect to, such Deposited
Securities.  Upon any such
exchange or surrender, the
Depositary shall have the
right, in its discretion, to call
for surrender of this Receipt
in exchange upon payment
of fees and expenses of the
Depositary for one or more
new Receipts of the same
form and tenor as this
Receipt, but describing the
substituted Deposited
Securities.  In any such case
the Depositary shall have the
right to fix a date after which
this Receipt shall only entitle
the Owner to receive such
new Receipt or Receipts.
The Depositary shall mail
notice of any redemption of
Deposited Securities to the
Owners of Receipts,
provided that in the case of
any redemption of less than
all of the Deposited
Securities, the Depositary
shall select in such manner as
it shall determine an
equivalent number of
American Depositary Shares
to be redeemed and shall
mail notice of redemption
only to the Owners of
Receipts evidencing those
American Depositary Shares.
The sole right of the Owners
of Receipts evidencing
American Depositary Shares
designated for redemption
after the mailing of such
notice of redemption shall be
to receive the cash, rights and
other property applicable to
the same, upon surrender to
the Depositary and upon
payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall
not incur any liability to any
holder or Owner of this
Receipt i if by reason of any
provisions of any present or
future law of the United
States of America, any state
thereof, or of any other
country, or of any
governmental or regulatory
authority, or by reason of
any provision, present or
future, of the charter or
articles of association or
similar governing document
of the issuer or of the
Deposited Securities, the
Depositary shall be
prevented, delayed or
forbidden from or subjected
to any civil or criminal
penalty or extraordinary
expenses on account of
doing or performing any act
or thing which by the terms
hereof it is provided shall be
done or performed, ii by
reason of any non-
performance or delay, caused
as specified in clause i
above, in the performance of
any act or thing which by the
terms of this Receipt it is
provided shall or may be
done or performed, iii by
reason of any exercise of, or
failure to exercise, any
discretion provided for
herein, iv for the inability of
any Owner or holder to
benefit from any distribution,
offering, right or other
benefit which is made
available to holders of
Deposited Securities but is
not made available to Owners
or holders, v for any special,
consequential or punitive
damages for any breach of
the terms of this Receipt or vi
arising out of any act of God,
terrorism or war or any other
circumstances beyond its
control.
       The Depositary shall
not be responsible for any
failure to carry out any
requests to vote any
Deposited Securities or for
the manner or effect of any
vote that is cast either with or
without the request of any
Owner, or for not exercising
any right to vote any
Deposited Securities.
       The Depositary does
not assume any obligation
and shall not be subject to
any liability to holders or
Owners hereunder other than
agreeing to act without
negligence or bad faith in the
performance of such duties
as are specifically set forth
herein.
       The Depositary shall
be under no obligation to
appear in, prosecute or
defend, any action, suit or
other proceeding in respect
of any of the Deposited
Securities or in respect of the
Receipts on behalf of
Owners or holders or any
other persons.  The
Depositary shall not be liable
for any action or nonaction
by it in reliance upon the
advice of or information
from legal counsel,
accountants or any other
persons believed by it in
good faith to be competent to
give such advice or
information.
       The Depositary,
subject to Article 14 hereof,
may itself become the owner
of and deal in securities of
any class of the issuer of the
Deposited Securities and in
Receipts of this issue.
12.	TERMINATION
OF AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary may
at any time terminate the
agreement evidenced by this
Receipt and all other Receipts
by mailing notice of such
termination to the Owners of
all Receipts then outstanding
at their addresses appearing
upon the books of the
Depositary, at least thirty
days prior to the date fixed in
such notice for termination.
On and after such date of
termination the Owner
hereof, upon surrender of
this Receipt at the Corporate
Trust Office of the
Depositary, will be entitled to
delivery of the amount of the
Deposited Securities
represented hereby upon the
same terms and conditions,
and upon payment of a fee at
the rates provided herein with
respect to the surrender of
this Receipt for Deposited
Securities and on payment of
applicable taxes and charges.
The Depositary may convert
any dividends received by it
in cash after the termination
date into U.S. Dollars as
herein provided, and after
deducting therefrom the fees
of the Depositary and
referred to herein and any
taxes and governmental
charges and shall thereafter
hold the balance of said
dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to
any Receipts not so
surrendered within thirty
days after such date of
termination the Depositary
shall thereafter have no
obligation with respect to the
collection or disbursement of
any subsequent dividends or
any subscriptions or other
rights accruing on the
Deposited Securities.  After
the expiration of three
months from such date of
termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine,
and may thereafter hold
uninvested the net proceeds
of any such sale or sales
together with any dividends
received prior to such sale or
the U.S. Dollars received on
conversion thereof,
unsegregated and without
liability for any interest
thereon, for the pro rata
benefit of the Owners of the
Receipts that have not
theretofore been surrendered
for cancellation, such
Owners thereupon becoming
general creditors of the
Depositary with respect to
such net proceeds.  After
making such sale, or if no
such sale can be made after
the expiration of one year
from such date of
termination, the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the
Receipts except to make
distribution of the net
proceeds of sale and of such
dividends after deducting all
fees, charges and expenses
of the Depositary or of the
Deposited Securities, in case
no sale can be made, upon
surrender of the Receipts.
13.	CERTAIN FEES
AND CHARGES OF THE
DEPOSITARY.

The Depositary may charge
any party depositing or
withdrawing Shares, any
party transferring or
surrendering Receipts, any
party to whom Receipts are
issued including issuance
pursuant to a stock dividend
or stock split or an exchange
of stock or distribution
pursuant to Articles 8 or 10
or Owners, as applicable, i
fees for the delivery or
surrender of Receipts and
deposit or withdrawal of
Shares, ii fees for distributing
cash, Shares or other
property received in respect
of Deposited Securities, iii
taxes and other governmental
charges, iv registration or
custodial fees or charges
relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi
foreign currency conversion
expenses and fees, vii
depositary servicing fees and
viii any other fees or charges
incurred by the Depositary or
its agents in connection with
the Receipt program.  The
Depositarys fees and charges
may differ from those of
other depositaries.  The
Depositary reserves the right
to modify, reduce or increase
its fees upon thirty 30 days
notice to the Owner hereof.
The Depositary will provide,
without charge, a copy of its
latest schedule of fees and
charges to any party
requesting it.
	The Depositary may
charge fees for receiving
deposits and issuing Receipts,
for delivering Deposited
Securities against surrendered
Receipts, for transfer of
Receipts, for splits or
combinations of Receipts, for
distribution of each cash or
other distribution on
Deposited Securities, for
sales or exercise of rights, or
for other services performed
hereunder.  The Depositary
reserves the right to modify,
reduce or increase its fees
upon thirty 30 days notice to
the Owner hereof.  The
Depositary will provide,
without charge, a copy of its
latest fee schedule to any
party requesting it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any
other provision of this
Receipt, the Depositary may
execute and deliver Receipts
prior to the receipt of Shares
PreRelease. The Depositary
may deliver Shares upon the
receipt and cancellation of
Receipts which have been
PreReleased, whether or not
such cancellation is prior to
the termination of such
PreRelease or the Depositary
knows that such Receipt has
been PreReleased.  The
Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.
Each PreRelease will be
a preceded or accompanied
by a written representation
from the person to whom
Receipts or Shares are to be
delivered that such person, or
its customer, owns the Shares
or Receipts to be remitted, as
the case may be, b at all
times fully collateralized with
cash or such other collateral
as the Depositary deems
appropriate, c terminable by
the Depositary on not more
than five 5 business days
notice, and d subject to such
further indemnities and credit
regulations as the Depositary
deems appropriate.  The
number of American
Depositary Shares which are
outstanding at any time as a
result of PreReleases will not
normally exceed thirty
percent 30 of the Shares
deposited with the Depositary
provided, however, that the
Depositary reserves the right
to change or disregard such
limit from time to time as it
deems appropriate.
	The Depositary may
retain for its own account
any compensation received
by it in connection with the
foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES
LAWS.
	Notwithstanding any
terms of this Receipt to the
contrary, the Depositary will
not exercise any rights it has
under this Receipt to prevent
the withdrawal or delivery of
Deposited Securities in a
manner which would violate
the United States securities
laws including, but not
limited to, Section 1A1 of the
General Instructions to the
Form F6 Registration
Statement, as amended from
time to time, under the
Securities Act of 1933.
16.	GOVERNING
LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
	This Receipt shall be
interpreted and all rights
hereunder and provisions
hereof shall be governed by
the laws of the State of New
York.
	All actions and
proceedings brought by any
Owner or holder of this
Receipt against the
Depositary arising out of or
relating to the Shares or other
Deposited Securities, the
American Depositary Shares
or the Receipts, or any
transaction contemplated
herein, shall be litigated only
in courts located within the
State of New York.
	EACH OWNER
AND HOLDER HEREBY
IRREVOCABLY WAIVES,
TO THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO
A TRIAL BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR
INDIRECTLY ARISING
OUT OF OR RELATING TO
THE SHARES OR OTHER
DEPOSITED SECURITIES,
THE AMERICAN
DEPOSITARY SHARES OR
THE RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN,
OR THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT,
TORT OR ANY OTHER
THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the
Receipts and the agreement
created thereby may at any
time and from time to time be
amended by the Depositary
in any respect which it may
deem necessary or desirable.
Any amendment which shall
prejudice any substantial
existing right of Owners shall
not become effective as to
outstanding Receipts until the
expiration of thirty 30 days
after notice of such
amendment shall have been
given to the Owners of
outstanding Receipts
provided, however, that such
thirty 30 days notice shall in
no event be required with
respect to any amendment
which shall impose or
increase any taxes or other
governmental charges,
registration fees, cable, telex
or facsimile transmission
costs, delivery costs or other
such expenses. Every Owner
and holder of a Receipt at the
time any amendment so
becomes effective shall be
deemed, by continuing to
hold such Receipt, to consent
and agree to such amendment
and to be bound by the
agreement created by Receipt
as amended thereby. In no
event shall any amendment
impair the right of the Owner
of any Receipt to surrender
such Receipt and receive
therefor the amount of
Deposited Securities
represented by the American
Depositary Shares evidenced
thereby, except in order to
comply with mandatory
provisions of applicable law.